As filed with the Securities and Exchange Commission on May 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	88-0318078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Clear Channel Outdoor Holdings, Inc.

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

(Address of Registrant’s Principal Executive Office) (Zip Code)

Clear Channel Outdoor Holdings, Inc. 2012 Second Amended and Restated Equity Incentive Plan

(Full Title of the Plan)

Lynn A. Feldman

Clear Channel Outdoor Holdings, Inc.

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

(210) 547-8800

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common stock, par value $0.01 per share	42,000,000(3)	$2.46	$103,110,000	$11,249.3

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated, solely for the purposes of calculating the registration fee, in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low sales prices as reported by the New York Stock Exchange for the Common Stock on May 4, 2021.

(3)

Represents shares of common stock of the registrant issuable under the Clear Channel Outdoor Holdings, Inc. Second Amended and Restated 2012 Equity Incentive Plan, which are being registered herein, which shares consist of shares of common stock reserved and available for delivery with respect to awards under the plan and shares of common stock that may again become available for delivery with respect to awards under the plan pursuant to the share counting, share recycling and other terms and conditions of the plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering additional shares of common stock, $0.01 par value per share (the “Common Stock”), of Clear Channel Outdoor Holdings, Inc. (the “Company”), which have been authorized and reserved for issuance under the Second Amended and Restated 2012 Equity Incentive Plan (the “2021 Plan”) and include shares of Common Stock that may again become available for delivery with respect to awards under the 2021 Plan pursuant to the share counting, share recycling and other terms and conditions of the 2021 Plan. The 2021 Plan was adopted by the Board of Directors of the Company on February 23, 2021 and approved by stockholders at the Company’s annual meeting on May 5, 2021. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 18, 2012 (File No. 333-181514), as amended by the Post-Effective Amendment No. 1 filed with the Commission on May 3, 2019, is incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to Section 12 of the Exchange Act are incorporated by reference and made a part of this Registration Statement:

•	Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 25, 2021;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 10, 2021;

•

Current Reports on Form 8-K filed on  February  1, 2021, February  2, 2021, February  17, 2021, April  8, 2021 and May 5, 2021 (excluding any portions of such reports that were “furnished” rather than “filed”); and

•	the description of the Company’s Common Stock, which is contained in the Current Report on Form 8-K12B filed on May 2, 2019.

All information filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information furnished to, and not filed with, the Commission) subsequent to the effective date of this Registration Statement will be deemed to be incorporated by reference herein and to be a part of this document from the date of filing of such information until all of the securities offered pursuant to this Registration Statement are sold or the offering pursuant to this Registration Statement is terminated. Any statement contained herein or in any information incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed information that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

5.1*	Opinion of Kirkland & Ellis LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Kirkland and Ellis LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature pages to this Registration Statement).

99.1	Clear Channel Outdoor Holdings, Inc. 2012 Second Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix A to the Clear Channel Outdoor Holdings, Inc. definitive proxy statement on Schedule 14A for its 2021 Annual Meeting of Stockholders filed on March 17, 2021).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this the 10th day of May, 2021.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:	/s/ C. William Eccleshare
C. William Eccleshare
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian D. Coleman and Lynn A. Feldman, or any of them, as true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments and supplements, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 10th day of May, 2021.

Signature	Title

/s/ C. William Eccleshare	President, Chief Executive Officer (Principal Executive Officer) and Director
C. William Eccleshare

/s/ Brian D. Coleman	Executive Vice President and Chief Financial Officer
Brian D. Coleman	(Principal Financial Officer)

/s/ Jason Dilger	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Jason Dilger

/s/ John Dionne	Director
John Dionne

/s/ Lisa Hammitt	Director
Lisa Hammitt

/s/ Andrew Hobson	Director
Andrew Hobson

/s/ Thomas C. King	Director
Thomas C. King

/s/ Joe Marchese	Director
Joe Marchese

/s/ W. Benjamin Moreland	Chair of the Board of Directors
W. Benjamin Moreland

/s/ Mary Teresa Rainey	Director
Mary Teresa Rainey

/s/ Jinhy Yoon	Director
Jinhy Yoon